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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           IPG PHOTONICS CORPORATION

                        Adopted as of February 12, 2001

Section  1.  Certificate of Incorporation and Bylaws.
             ---------------------------------------

        1.1  Conflicts.  In the event of any conflict between the provisions of
             ---------
these bylaws and the provisions of the certificate of incorporation of IPG Photonics Corporation (the "Corporation"), the provisions of the certificate of
                            -----------
incorporation shall govern.

        1.2  References.  In these bylaws, references to the certificate of
             ----------
incorporation and bylaws mean the provisions of the certificate of incorporation of the Corporation and these bylaws, respectively, as from time to time in effect.

Section  2.  Offices.
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        2.1  Registered Office.  The registered office of the Corporation shall
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be in the City of Wilmington, County of New Castle, State of Delaware.

        2.2  Other Offices.  The Corporation may also have offices at such other
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places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

Section  3.  Stockholders.
             ------------

        3.1  Location of Meetings.  All meetings of stockholders shall be held
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at such places within or without the State of Delaware as shall be designated from time to time by the board of directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

        3.2  Annual Meeting.  The annual meeting of stockholders shall be held
             --------------
at 10 A.M. on the last Wednesday in March in each year (unless that day shall be a legal holiday at the location where the meeting is to be held, in which case the meeting shall be held at 10 A.M. on the next succeeding day that is not a legal holiday) or at such other time and date as shall be designated from time to time by the board of directors, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these bylaws or as may otherwise properly come before the meeting.

        3.3  Special Meeting in Place of Annual Meeting.  If the election of
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directors shall not be held on the day designated by these bylaws, the directors shall cause the election to be held as soon thereafter as convenient. To that end, if the annual meeting is not held on the day provided

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in Section 3.2 or if the election of directors is not held at the annual meeting, a special meeting of the stockholders may be held in place of such omitted meeting or election and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting. In such case all references in these bylaws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 3.4.

        3.4  Notice of Annual Meeting.  Written notice of the annual meeting
             ------------------------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all actions taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

        3.5  Notice of Special Meeting.  Written notice of a special meeting
             -------------------------
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all actions taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

        3.6  Stockholder List.  The officer who has charge of the stock record
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books of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        3.7  Quorum of Stockholders.  The holders of a majority of the voting
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power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the certificate of incorporation or these bylaws.

        3.8  Adjournment.  Any meeting of stockholders may be adjourned from
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time to time to any other time and place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of votes cast upon the

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question, whether or not a quorum is present. If a quorum shall be present or represented at any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty days or if a new record date is fixed for the adjourned meeting after the adjournment, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        3.9  Proxy Representation. Any stockholder may authorize another person
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or persons to act for such stockholder by proxy in all matters in which the stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy
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limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

        3.10  Inspectors of Election. The Corporation may, and shall if required
              ----------------------
by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

        3.11  Action by Vote. Except as otherwise provided by or pursuant to the
              --------------
provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast

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shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

        3.12  Action Without Meetings. Unless otherwise provided in the
              -----------------------
certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section  4.  Directors.
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        4.1  Number. The number of directors constituting the whole board of
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directors shall not be less than one nor more than twelve. Within the foregoing limits, the stockholders at the annual meeting shall determine the number of directors, and within such limits, the number of directors may be increased or decreased at any time or from time to time by the stockholders or by the directors by vote of a majority of directors then in office, except as otherwise provided in the certificate of incorporation and except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4.4 of these bylaws or the certificate of incorporation. Directors need not be stockholders.

        4.2  Tenure. Except as otherwise provided by law, the certificate of
             ------
incorporation or these bylaws, each director shall hold office until the next annual meeting and until a successor is elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

        4.3  Powers. The business of the Corporation shall be managed by or
             ------
under the direction of the board of directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

       4.4  Vacancies. Newly created directorships resulting from any increase
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in the number of directors and other vacancies may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The

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directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.

        4.5  Committees. The board of directors may, by vote of a majority of
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the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers that by law, the certificate of incorporation or these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and such member's alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

        4.6  Regular Meeting. Regular meetings of the board of directors may be
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held without call or notice at such place within or without the State of
Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such
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determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

        4.7  Special Meetings. Special meetings of the board of directors may be
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held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board of directors, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board of directors, the president or by any one of the directors calling the meeting.

        4.8  Notice. It shall be reasonable and sufficient notice to a director
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to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting, addressed to the director at the director's usual or last known business or residence address or to give notice to the director in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by the director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the

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lack of notice to the director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

        4.9  Quorum. Except as may be otherwise provided by law, the certificate
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of incorporation or these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

        4.10  Action by Vote. Except as may be otherwise provided by law, the
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certificate of incorporation or these bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

        4.11  Action Without a Meeting. Unless otherwise restricted by the
              ------------------------
certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

        4.12  Participation in Meetings by Conference Telephone. Unless
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otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

        4.13  Compensation.  Unless otherwise restricted by the certificate of
              ------------
incorporation or these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

        4.14  Interested Directors and Officers.
              ---------------------------------

              (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the

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board or committee thereof that authorizes the contract or transaction, or solely because the vote of any such person is counted for such purpose, if:

              (1) the material facts as to the relationship or interest of the director or officer and the contract or transaction are disclosed or known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors do not constitute a quorum;

              (2) the material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

              (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

              (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

        4.15  Resignation or Removal of Directors. Unless otherwise restricted
              -----------------------------------
by law or the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering a resignation in writing to the chairman of the board of directors, the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following the director's resignation or removal, or any right to damages on account of such removal, whether the director's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

        4.16  Presumption of Assent. A director of the Corporation present at a
              ---------------------
board of directors or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such actions with the person acting as the secretary of the meeting before adjournment thereof, or forwards such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not subsequently dissent.

Section  5.  Notice of Stockholder Business and Nominations.
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        5.1  Annual Meetings of Stockholders.  (1) Nominations of persons for
             -------------------------------
election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of stockholders after the Corporation shall have its securities registered under the Securities Act of 1934, the first anniversary of such annual meeting shall be deemed to be July 1, 2001. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written
                                       ------------
consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is

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part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

             (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        5.2  Special Meetings of Stockholders. Only such business shall be
             --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (2) of this Section
5.2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        5.3  General. (1) Only such persons who are nominated in accordance with
             -------
the procedures set forth in this Section 5 shall be eligible to be elected at an annual or special

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meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 5. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (2)(c)(iv) of this Section 5) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 5, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

             (2) For purposes of this Section 5, "public announcement" shall
                                                  -------------------
include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section  6.  Notices.
             -------

        6.1  Form of Notice.  Whenever, under the provisions of law, or of the
             --------------
certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the director's or stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, facsimile, commercial delivery service, telex or similar means, addressed to such director or stockholder at the address thereof as such address appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

        6.2  Waiver of Notice.  Whenever notice is required to be given under
             ----------------
the provisions of law, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the board of directors need be specified in any written waiver of notice.

Section  7.  Officers and Agents.
             -------------------

        7.1  Enumeration; Qualification.  The officers of the Corporation shall
             --------------------------
be a chairman of the board of directors, a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including without limitation one or more vice presidents. Any officer may be, but none need be, a director or stockholder, except that the chairman shall be a member of the board. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of the officer's duties to the Corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

        7.2  Powers.  Subject to law, the certificate of incorporation and these
             ------
bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the officer's office and such additional duties and powers as the board of directors may from time to time designate.

        7.3  Election.  The board of directors at its first meeting after each
             --------
annual meeting of stockholders shall choose a chairman, a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

        7.4  Tenure.  Each officer shall hold office until the first meeting of
             ------
the board of directors following the next annual meeting of the stockholders and until a successor is elected and qualified unless a shorter period shall have been specified in terms of the officer's election or appointment, or in each case until the officer sooner dies, resigns, is removed or becomes disqualified. Each agent of the Corporation shall retain authority at the pleasure of the directors, or the officer by whom the agent was appointed or by the officer who then holds agent appointive power.

        7.5  Chairman, President and Vice Presidents.
             ---------------------------------------

             (a) The chairman of the board of directors shall be a member of the board of directors, an officer of the Corporation and, if present, shall preside at each meeting of the board of directors and the stockholders. The chairman of the board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the board of directors. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the board of directors.

             (b) The president shall act in a general executive capacity and shall assist the chairman of the board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The president shall, in the absence of or because of the inability to act of the chairman of the board, perform all duties of the chairman of the board and preside at all meetings of stockholders and of the board of directors.

             (c) The chairman, president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

             (d) Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman or the president.

        7.6  Treasurer and Assistant Treasurers.
             ----------------------------------

             (a) Except as determined by the board of directors, the treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to the treasurer from time to time by the board of directors, the chairman of the board of directors or the president.

             (b) Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman of the board of directors, the president or the treasurer.

        7.7  Secretary and Assistant Secretaries.
             -----------------------------------

             (a) The secretary shall record all proceedings of the stockholders, the board of directors and committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or each assistant secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors, the chairman of the board of directors or the president.

             (b) Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman of the board of directors, the president or the secretary.

        7.8  Resignation and Removal.  Any officer may resign at any time by
             -----------------------
delivering a resignation in writing to the chairman, the president, the secretary or a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following the officer's resignation or removal, or any right to damages on account of such removal, whether the officer's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

        7.9  Vacancies.  If the office of the chairman of the board of
             ---------
directors, the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of the predecessor, and in the case of the chairman of the board of directors, the president, the treasurer and the secretary until a successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

Section  8.  Capital Stock.
             -------------

        8.1  Stock Certificates.  Each stockholder shall be entitled to a
             ------------------
certificate stating the number and the class and the designation of the series, if any, of the shares held by the stockholder, in such form as shall, in conformity to law, the certificate of incorporation and the bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by (a) the chairman, the president or a vice-president and (b) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any of the signatures on the certificate may be facsimiles. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent, or registrar at the time of its issue.

        8.2  Lost Certificates.  The board of directors may direct a new
             -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section  9.  Transfer of Shares of Stock
             ---------------------------

        9.1  Transfer on Books.
             -----------------

             (a) Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, the certificate of incorporation or these bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

             (b) It shall be the duty of each stockholder to notify the Corporation of the stockholder's post office address.

Section  10.  General Provisions.
              ------------------

        10.1  Record Date.  In order that the Corporation may determine the
              -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new
                --------
record date for the adjourned meeting. If no record date is fixed:

             (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

             (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

             (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

        10.2  Dividends.  Dividends upon the capital stock of the Corporation
              ---------
may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock, subject to the provisions of the certificate of incorporation.

        10.3  Payment of Dividends.  Before payment of any dividend, there may
              --------------------
be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        10.4  Checks.  All checks or demands for money and notes of the
              ------
Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        10.5  Fiscal Year.  The fiscal year of the Corporation shall begin on
              -----------
the first of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

        10.6  Seal.  The board of directors may, by resolution, adopt a
              ----
corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

Section  11.  Indemnification.
              ---------------

        11.1  Right to Indemnification. The Corporation shall indemnify and hold
              ------------------------
harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or
                                                   --------------
is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for
                  ----------
whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, representative or agent of another corporation, limited liability company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

        11.2  Prepayment of Expenses.  The Corporation shall pay the expenses
              ----------------------
(including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such
             --------  -------
payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 11 or otherwise.

        11.3  Claims.  If a claim for indemnification or advancement of expenses
              ------
under this Section 11 is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        11.4  Nonexclusivity of Rights.  The rights conferred on any Covered
              ------------------------
Person by this Section 11 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        11.5  Other Sources.  The Corporation's obligation, if any, to indemnify
              -------------
or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, representative or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.

        11.6  Amendment or Repeal.  Any repeal or modification of the foregoing
              -------------------
provisions of this Section 11 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section  12.  Amendments.
              ----------

     Except as set forth in the certificate of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.